Exhibit 5(a)

Form of Application

(Hereafter referred to as the Company, we, our, or us) Home Office: 440 Mamaroneck Avenue Harrison, New York 10528	Individual Variable Deferred Annuity Application Transamerica Financial Life Insurance Company Mailing Address: 4333 Edgewood Road NE, Cedar Rapids, IA 52499 (800) 525-6205 www.transamerica.com

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

1. PRODUCT INFORMATION

Product: Advisor’s Edge®

2. PRIMARY OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

❑ Individual	❑ Trust (1)	❑ Qualified Custodial Account
❑ Entity (2)	❑ Company Qualified Plan (3)	❑ UGMA/UTMA

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	House/Apt Number Street Name

City State Zip Code Country

Mailing Address:
House/Apt Number Street Name

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ❑ U.S. Citizen/Entity ❑ Non-U.S. Citizen/Entity (Country: )
❑ Resident Alien ❑ Non-Resident Alien
Gender: ❑ Male ❑ Female

(1)	Trustee Certification Form is Required.
(2)	Entity Certification Form is Required.
(3)	Profit Sharing Plan, Pension Plan, 401(k), etc. Qualified Plan Certification Form is Required. The Company must be the Beneficiary listed in Section 5.

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15

3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Primary Owner listed in Section 2.

❑ Check here if the Joint Owner’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:

(Cannot be a P.O. Box)     House/Apt Number                                                          Street Name

City	State Zip Code	Country

Mailing Address:

                                                 House/Apt Number                                                              Street Name

City	State Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ❑ U.S. Citizen/Entity ❑ Non-U.S. Citizen/Entity (Country:                                                                                                   )

                                                              ❑ Resident Alien    ❑ Non-Resident Alien

Gender: ❑ Male ❑ Female

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Primary Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

❑ Check here if the Annuitant’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:

(Cannot be a P.O. Box)     House/Apt Number                                                          Street Name

City	State Zip Code	Country

Mailing Address:

                                                 House/Apt Number                                                              Street Name

City	State Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ❑ U.S. Citizen ❑ Non-U.S. Citizen (Country:                                                                                                               )

                                                              ❑ Resident Alien     ❑ Non-Resident Alien

Gender: ❑ Male ❑ Female

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15

5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

•	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

❑	Primary Allocation Percentage: ____________%

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
	(Cannot be a P.O. Box) House/Apt Number	Street Name
	City	State Zip Code	Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ❑ U.S. Citizen ❑ Non-U.S. Citizen (Country: )
❑ Resident Alien ❑ Non-Resident Alien

Gender: ❑ Male ❑ Female ❑ Entity ❑ Trust ❑ Qualified Plan ❑ Other:

❑	Primary ❑ Contingent Allocation Percentage: ____________%

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
	(Cannot be a P.O. Box) House/Apt Number	Street Name
	City	State Zip Code	Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ❑ U.S. Citizen ❑ Non-U.S. Citizen (Country: )
❑ Resident Alien ❑ Non-Resident Alien

Gender: ❑ Male ❑ Female ❑ Entity ❑ Trust ❑ Qualified Plan ❑ Other:

❑	Primary ❑ Contingent Allocation Percentage: ____________%

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
	(Cannot be a P.O. Box) House/Apt Number	Street Name
	City	State Zip Code	Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ❑ U.S. Citizen ❑ Non-U.S. Citizen (Country: )
❑ Resident Alien ❑ Non-Resident Alien

Gender: ❑ Male ❑ Female ❑ Entity ❑ Trust ❑ Qualified Plan ❑ Other:

❑	Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15

6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form and Plan Investment and Services Agreement is required.

❑ Non-Qualified	❑ Traditional IRA	❑ Roth IRA	❑ SEP IRA	❑ SIMPLE IRA

❑ Profit Sharing Plan	❑ Pension Plan	❑ 401 (k)	❑ Other:

❑ BENE IRA - Deceased Name:				Date of Death:

❑ Non-Qualified Stretch - Deceased Name:				Date of Death:

Funding Options:

❑ Check Enclosed

❑ Wire

❑ Financial Professional/Client to request release of funds

❑   The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

❑ New Money / Contribution Money $ if Qualified Plan - Tax Year:

❑ Non-Qualified 1035 Exchange - Anticipated Premium Amount $

❑ CD/Mutual Fund Redemption - Anticipated Premium Amount $

❑ Direct Transfer - Anticipated Premium Amount $

❑ Rollover - Anticipated Premium Amount $

7. ELECTIONS - DEATH BENEFIT

You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.

❑ Policy Value Death Benefit

❑ Return of Premium Death Benefit

❑ Annual Step-Up Death Benefit

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15

8A. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

Money invested in any available Fixed Account(s) is not included. More than one Investment Option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

I elect Asset Rebalancing of the variable investment options according to allocations in Section 8C using the frequency of:

    ❑ Monthly ❑ Quarterly ❑ Semi-Annually ❑ Annually

8B. INVESTMENT SELECTION - DOLLAR COST AVERAGING (DCA) PROGRAM

If immediately investing all funds, proceed to Section 8C.

If any funds are to be allocated to the DCA Program:

•	Complete this section,

•	Indicate the portion of premium to be allocated into the DCA Program in the “Portion of Funds to DCA Program” Initial % column in Section 8C, and

•	Indicate the resulting allocation out of the DCA Program in the DCA% column in Section 8C.

If DCA Start Date is blank, the DCA transfers will begin one day after money is received. If the DCA Start Date has passed before the money is received, the DCA will start the next month or next quarter.

DCA Start Date:                    (must be between the 1st and the 28th)

Transfer from: (maximum caps may apply)

❑ Federated Prime Money Fund II         ❑ DCA Fixed Account

Frequency and Number of Transfers: ($500 minimum for each transfer)

Monthly: ❑ 6 ❑ 10 ❑ 12 ❑ 24     ❑ Other :                     (minimum 6 months/maximum 24 months)

Quarterly: ❑ 4 ❑ 8

8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Initial %	DCA %	Subaccount Name
	N/A	Portion of Funds to DCA Program
Columbia Variable Portfolio - Small Company Growth Fund (508)
DFA - VA Global Bond Portfolio (585)
DFA - VA International Small Portfolio (590)
DFA - VA International Value Portfolio (589)
DFA - VA Short-Term Fixed Portfolio (588)
DFA - VA U.S. Large Value Portfolio (587)
DFA - VA U.S. Targeted Value Portfolio (586)
Federated Fund for U.S. Government Securities II (596)
Federated High Income Bond Fund II (598)

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15

8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Initial %	DCA %	Subaccount Name
Federated Managed Tail Risk Fund II (498)
Federated Managed Volatility Fund II (597)
Federated Prime Money Fund II (595)
Fidelity® - VIP Contrafund® Portfolio (729)
Fidelity® - VIP Mid Cap Portfolio (733)
Fidelity® - VIP Value Strategies Portfolio (734)
TA Asset Allocation - Conservative (432)
TA Asset Allocation - Growth (431)
TA Asset Allocation - Moderate (433)
TA Asset Allocation - Moderate Growth (434)
TA Barrow Hanley Dividend Focused (444)
TA Clarion Global Real Estate Securities (613)
TA JPMorgan Enhanced Index (023)
TA MFS International Equity (435)
TA Morgan Stanley Mid-Cap Growth (028)
TA Multi-Managed Balanced (445)
TA PIMCO Total Return (436)
TA Systematic Small/Mid Cap Value (591)
TA T. Rowe Price Small Cap (735)
TA TS&W International Equity (593)
TA Vanguard ETF - Balanced (736)
TA Vanguard ETF - Growth (737)
TA WMC US Growth (551)
Vanguard® - Equity Index Portfolio (439)
Vanguard® - International Portfolio (443)

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15

8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Initial %	DCA %	Subaccount Name
Vanguard® - Mid-Cap Index Portfolio (440)
Vanguard® - REIT Index Portfolio (441)
Vanguard® - Short-Term Investment-Grade Portfolio (438)
Vanguard® - Total Bond Market Index Portfolio (437)
Wanger International (606)
Wanger USA (605)
WFAVT Small Cap Value Fund (604)

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15

9. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the appropriate replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

❑	Check here if there are more than three (3) replacement policies. For more than three (3) policies, please complete the Additional Replacement Policy Form and return with the application.

Replacement Questions	Owner Response	Financial Professional Response
Will this annuity replace or change any existing life insurance policies or annuity contracts?	❑ No ❑ Yes	❑ No ❑ Yes

If yes - Company:
Policy #:

Company:
Policy #:

Company:
Policy #:

10. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

❑	Please check here if you want to be sent a copy of “Statement of Additional Information”.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

•	I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

•	Account values based on the performance of the Separate Account are not guaranteed as to fixed dollar amount.

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
City State

Date:	Linking Number:

Owner(s) Signature:	X

I am signing as: ❑ Power of Attorney ❑ Guardian ❑ Conservator ❑ Authorized Representative ❑ Trustee

Joint Owner(s) Signature:	X

I am signing as: ❑ Power of Attorney ❑ Guardian ❑ Conservator ❑ Authorized Representative ❑ Trustee

Annuitant Owner(s) Signature:	X

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15

11. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS & SIGNATURES

REMINDER - If there is more than one product listed in Section 1, please verify a product has been selected.

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Signature:	X

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional, the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:

Print Full Name:

Financial Professional ID Number:

Print Full Name:

Financial Professional ID Number:

❑	Check here if there are more than four (4) Financial Professionals. If there are more than four (4) Financial Professionals, please complete the Additional Financial Professional Form.

VA-APP 05/15 (NY-EDGE)	Incomplete without all pages.	81605020 05/15
Page 9 of 9